STOCK ACQUISITION AND
                         TECHNOLOGY TRANSFER AGREEMENT

     This Stock Acquisition and Technology Transfer Agreement (the "Agreement") is entered into as of this 29th day of December 1998, by and between Sanga e-Health LLC, a California Limited Liability Company, on the one hand ("SEH") and Medtech, Inc., a Nevada corporation, on the other hand ("MEDTECH").

                                  RECITALS

     WHEREAS, MEDTECH is a publicly-traded company which has evaluated and wishes to acquire certain technology rights owned by SEH in order to maximize MEDTECH's future business development for the benefit of MEDTECH and its shareholders; and

     WHEREAS, SEH is a software technology company which has acquired and developed certain valuable technology and royalty rights in the health care industry, which SEH believes has applicability not only in health care but in other industries as well;

    WHEREAS, SEH desires to sell and transfer the above-referenced technology rights to MEDTECH in exchange for MEDTECH issuing to SEH 41,417,176 restricted shares of common stock (post-split) of MEDTECH, which will represent 80% of the total MEDTECH shares issued and outstanding on the Closing.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and representations set forth below and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                      ISSUANCE OF SECURITIES IN EXCHANGE
                         FOR ASSIGNMENT OF TECHNOLOGY

     1.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, MEDTECH hereby agrees to issue to SEH on the Closing Date, 41,417,176 shares of common stock (post-split) of MEDTECH which shall be fully restricted under Rule 144 but shall also be free and clear of any and all encumbrances.

     1.2 Assignment of Technology. In exchange for the 41,417,176 shares of MEDTECH being issued to SEH, SEH hereby agrees to transfer and assign to MEDTECH, on the Closing, fully and absolutely, all right, title and interest of SEH in and to the software rights referenced in the Software License Agreement executed on December 2, 1998 between SEH and Sanga Corporation (hereinafter "Software" and as referred to hereinafter the Software License Agreement is referred to hereinafter as "Software Agreement"), and SEH agrees that MEDTECH shall be the sole owner and beneficiary of all rights held by SEH in and to the Software -- including the exclusive right of ownership with respect to the Software as well as all enhancements and upgrades thereof -- save and except the royalty rights granted to Sanga Corporation by SEH under the Software Agreement. MEDTECH is further granted a royalty of seven percent (7%) of the gross revenues that Sanga Corporation receives from the licensing of the Software, and MEDTECH is further granted SEH's rights under the

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agreement with Sanga Corporation to be reimbursed for all costs and expenses of any kind expended in connection with the operation of its business pertaining to the future development of the software. Further, MEDTECH shall have the exclusive right to develop, market and license the software in all industries outside the health care industry and MEDTECH shall have the exclusive right to all non health care proceeds exceeding $5,000,000.00.

     1.3 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by MEDTECH to SEH shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF MEDTECH

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, MEDTECH represents and warrants to SEH that:

     2.1 Organization. MEDTECH is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     2.2 Capitalization. The authorized capital stock of MEDTECH consists of 100,000,000 shares of $.001 par value Common Stock of which 1,560,230 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating MEDTECH to issue or to transfer from treasury any additional shares of its capital stock of any class. MEDTECH will complete a 5 for 1 forward stock split on January 4, 1999, prior to the Closing.

     2.3 Subsidiaries. MEDTECH does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of MEDTECH as of the date of this Agreement.

     2.5 Financial Statements. MEDTECH has delivered to SEH its audited balance sheet and statements of operations and cash flows as of and for the period ended May 31, 1998 and its unaudited balance sheet and statement of operations for the three months ended August 31, 1998 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. As of the Closing, all liabilities of MEDTECH shall have been paid.

     2.6 Absence of Changes. Since August 31, 1998, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of MEDTECH's knowledge, MEDTECH has not

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experienced or suffered any material adverse change in its condition
(financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. To the best of MEDTECH's knowledge, neither MEDTECH nor any of its assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the Financial Statements.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, MEDTECH has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SEH shall have the opportunity to meet with MEDTECH's accountants and attorneys to discuss the financial condition of MEDTECH. MEDTECH shall make available to SEH all books and records of MEDTECH.

     2.10 Trade Names and Rights. MEDTECH does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of MEDTECH's knowledge, MEDTECH has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     2.12 Litigation. MEDTECH is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of MEDTECH, threatened against or affecting MEDTECH or its business, assets, or financial condition. MEDTECH is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. MEDTECH is not engaged in any legal action to recover moneys due to it.

     2.13 No Pending Investigation. MEDTECH is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding MEDTECH or any officers or directors of MEDTECH or any shareholders or controlling persons of such shareholders.

     2.14 Authority. MEDTECH has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of MEDTECH has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of MEDTECH, the performance of the obligations of MEDTECH under this Agreement and the consummation by MEDTECH of the transactions contemplated under this Agreement. No other corporate proceedings on the part of MEDTECH are necessary to authorize the execution and delivery of this Agreement by MEDTECH in the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by MEDTECH, will be a valid and binding agreement of MEDTECH, enforceable against MEDTECH in accordance with its terms, except as such enforceability may be limited by general principles of

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equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     2.15 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by MEDTECH of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of MEDTECH's knowledge: (a) violate any provision of MEDTECH's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of MEDTECH, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which MEDTECH is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of MEDTECH; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which MEDTECH is bound or subject.

     2.16 Validity of MEDTECH Shares. The shares of MEDTECH Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     2.17 Full Disclosure. None of the representations and warranties made by MEDTECH herein, or in any exhibit, certificate or memorandum furnished or to be furnished by MEDTECH, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.18  Assets.  MEDTECH does not have any assets.

     2.19 Material Contracts and Obligations. MEDTECH has no material contracts to which it is a party or by which it is bound.

     2.20 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by MEDTECH in connection with:
(a) the execution and delivery by MEDTECH of its obligations under this Agreement; (b) the performance by MEDTECH of its obligations under this Agreement; or (c) the consummation by MEDTECH of the transactions contemplated by this Agreement.

     2.21 Real Property. MEDTECH does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

     2.22 Articles of Incorporation and Bylaws. The Articles of Incorporation of MEDTECH and all amendments thereto to date, certified by the Secretary of State of the State of Nevada, and the by-laws of MEDTECH, as amended to date, certified by MEDTECH's Secretary or Assistant Secretary, (1) shall be delivered to MEDTECH at the Closing Date, (2) are true, complete and correct and (3) have not been further amended subsequent to the date of delivery of such documents. The minute book of MEDTECH (or a true and correct copy thereof, certified by the Secretary or Assistant Secretary of MEDTECH)
(1) shall be delivered to legal counsel to SEH at the Closing Date and (2) correctly reflects all actions taken and resolutions adopted by MEDTECH, the board of directors and all committees of the board of directors of MEDTECH.

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                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF SEH

     SEH represents, warrants and covenants to the MEDTECH that as of the date of this Agreement and through and including the Closing Date:

     3.1 Authority of SEH. SEH is a Limited Liability Corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of California. SEH has full corporate power and authority to enter into this Agreement, to consummate these transactions and to comply with its terms, conditions and provisions. This Agreement constitutes, and each other agreement and instrument to be executed and delivered pursuant to the terms of this Agreement (collectively, the "SEH Transaction Documents") by SEH will constitute, the legal, valid and binding obligation of the SEH enforceable in accordance with such SEH Transaction Document's terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement or other SEH Transaction Documents, nor the consummation of the transactions contemplated by it or them will conflict with or result in any violation of or constitute a default under any term of the Articles of Incorporation or Bylaws of the SEH or any agreement, mortgage, debt instrument, indenture or other instrument, judgment, decree, order, award, law or regulation by which the SEH is bound.

     3.2 Consents. No consent, approval, authorization or other action by, or filing or registration with, any federal, state or local governmental authority or any other person or entity, is required in connection with the execution and delivery by the SEH of this Agreement, the consummation by the SEH of the transactions contemplated hereby or the performance of SEH's obligations hereunder.

     3.3 Litigation. There is no action, suit or preceding pending or, to the best knowledge of the SEH threatened which questions the legality or propriety of these transactions.

     3.4 Disclosures. No representation or warranty by SEH in this Agreement or any Schedule or Exhibit, or any statement, list or certificate furnished or to be furnished by the SEH pursuant to this Agreement, or in connection with these transactions, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and

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accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, MEDTECH and SEH shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither MEDTECH nor SEH shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                   ARTICLE 5

                CONDITIONS PRECEDENT TO MEDTECH'S PERFORMANCE

     5.1 Conditions. The obligations of MEDTECH hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. MEDTECH may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by MEDTECH of any other condition of or any of MEDTECH's other rights or remedies, at law or in equity, if SEH shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SEH in this Agreement or in any written statement that shall be delivered to MEDTECH by SEH under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. SEH shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.4 Delivery of Assignment. SEH shall have delivered an assignment of the technology and other rights as set forth in subparagraph 1.2 above.

     5.5 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against SEH on or before the Closing Date.


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                                   ARTICLE 6

                   CONDITIONS PRECEDENT TO SEH'S PERFORMANCE

     6.1 Conditions. SEH's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. SEH may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SEH of any other condition of or any of SEH's rights or remedies, at law or in equity, if MEDTECH shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by MEDTECH in this Agreement or in any written statement that shall be delivered to SEH by MEDTECH under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. MEDTECH shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against MEDTECH on or before the Closing Date.

     6.5 Directors MEDTECH. Effective on the Closing, MEDTECH shall have fixed the size of its Board of Directors at one (1) person, and such Board of Directors shall John F. Andrews. The current Officer and Director of MEDTECH shall have submitted his resignation as the sole Officer and Director of MEDTECH effective on the Closing of this transaction.

     6.6 Officers of MEDTECH. Effective on the Closing, MEDTECH shall have elected the following new Officers of MEDTECH:

                      John F. Andrews    -    President

     6.7 Legal Opinion. SEH shall have received an opinion of Krys Boyle Freedman & Sawyer, P.C., as required by Section 7.7 hereof, dated as of the Closing Date.

     6.8 Stock Split. MEDTECH shall have completed a 5 for 1 forward stock split effective January 4, 1999.

                                  ARTICLE 7

                                   CLOSING

     7.1 Closing. The Closing of this transaction shall be held at the offices of Sanga e-Health LLC, at 600 Wilshire Boulevard, Seventh Floor, Los Angeles, California, or such other place as shall be mutually agreed upon, on January 7, 1999, at noon local time. The effective date of the issuance of the Common Stock will be as of 12:01 p.m. on January 7, 1999. This Agreement may be rescinded by either party (within its sole discretion) at any time prior to the Closing.

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     7.2  MEDTECH shall deliver to SEH a stock certificate representing
41,417,176 shares (post-split) of MEDTECH restricted common stock registered in the name of SEH.

     7.3 SEH shall deliver to MEDTECH an assignment of the technology and other rights in accordance with subparagraph 1.2 above and in a form approved by counsel for MEDTECH.

     7.4 MEDTECH shall deliver a signed Consent and/or Minutes of the Directors and Shareholders of MEDTECH owning a majority of the shares outstanding approving this transaction, the 5 for 1 forward stock split and the name change to MEDTECH.

     7.5 SEH shall deliver a signed Consent and/or Minutes of the Directors of SEH approving this Agreement and each matter to be approved by the Directors of SEH.

     7.6 MEDTECH shall deliver to Timothy Brasel a certificate representing 1,000,000 shares (post-split) of MEDTECH restricted common stock registered in the name of Brasel Family Partners Ltd. in payment of a finder's fee.

     7.7 MEDTECH shall deliver to LMU & Company a certificate representing 1,553,144 shares (post-split) of MEDTECH restricted common stock registered in the name of LMU & Company in payment of a finder's fee and for services.

     7.8 MEDTECH shall deliver to LMU & Company warrants to purchase 1,035,429 restricted shares of MEDTECH common stock at $.25 per share for five years.

     7.9 Krys Boyle Freedman & Sawyer, P.C. shall deliver to SEH its legal opinion substantially in the form of Exhibit 6.7 hereto.

                                  ARTICLE 8

                                MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no

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waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings. There are and have in fact been no restrictions, promises, warranties or undertakings other than those set forth herein. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a subsequent amendment in writing signed by all parties hereto.

     8.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of California, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction, and California will be the proper venue for jurisdictional purposes for any actions brought to enforce this Agreement.

     8.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     MEDTECH:

            Timothy J. Brasel, President
            Medtech, Inc.
            5770 South Beech Court
            Greenwood Village, Colorado  80121
            Telecopy:  (303) 221-7377

     with a copy to:

            Jon D. Sawyer, Esq.
            Krys Boyle Freedman Scott & Sawyer, P.C.
            600 Seventeenth Street, Suite 2700 South Tower
            Denver, Colorado 80202
            Telecopy:  (303) 893-2882

     SEH:

            Mitchell J. Stein, Esq.
            SANGA e.HEALTH
            600 Wilshire Boulevard, Suite 700
            Los Angeles, California  90017
            Telecopy:  (310) 652-0405

     with a copy to:

            Asher Leids, Esq.
            Donahue, Mesereau & Leids
            1900 Avenue of the Stars, Suite 2700
            Los Angeles,  California  90067-4508
            Telecopy:  (310) 277-2888

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     8.8  Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.10 Brokers. Other than as set forth herein, the parties hereto represent and agree that no broker has brought about the aforementioned transaction. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any broker or person, except as described in this paragraph.

     8.11 Announcements. MEDTECH and SEH will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Expenses. MEDTECH and SEH will pay their own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which together will be considered one and the same agreement, and will become effective when counterparts, which together contain the signatures of each party, will have been delivered to MEDTECH and the SEH. Delivery of executed signature pages by facsimile transmission will constitute effective and binding execution and delivery of this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

MEDTECH, INC.                       SANGA E-HEALTH LLC


By /s/ Timothy J. Brasel            By /s/ Mitchell J. Stein
   Timothy J. Brasel, President        Mitchell J. Stein, Chairman



                                    By /s/ John F. Andrews
                                       John F. Andrews, President




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